Exhibit 5.2

September 19, 2024

Shell plc
Shell Finance US Inc.

Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as U.S. counsel to Shell plc, a public company limited by shares incorporated in England and Wales (“Shell”), and Shell Finance US Inc., a Delaware corporation (“Shell Finance US”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-4 (File Nos. 333-281941 and 333-281941-01), as amended by Amendment No. I thereto (and as such registration statement may be further amended, the “Registration Statement”) under the Securities Act of 1933 (the “Act”), relating to the registration under the Act and the proposed issuance of the debt securities of Shell Finance US to be unconditionally guaranteed as to the payment of principal, premium (if any) and interest by Shell listed on Annex A hereto (collectively, the “Notes” and such guarantees, collectively, the “Guarantees”) in exchange for outstanding debt securities (collectively, the “Existing Notes”), issued by Shell International Finance B.V., a private limited liability company incorporated under the laws of the Netherlands, and unconditionally guaranteed as to the payment of principal, premium (if any) and interest by Shell. The Notes will be issued under an Indenture (the “Indenture”) to be entered into among Shell Finance US, Shell and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Certificate of Incorporation of Shell Finance US; (ii) the By-Laws of Shell Finance US; (iii) resolutions adopted by the board of directors of Shell Finance US on July 30, 2024; (iv) the Registration Statement; (v) the form of the Indenture included in the Registration Statement as Exhibit 4.2; and (vi) the form of the Notes included in the Registration Statement as Exhibit 4.3. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of Shell and Shell Finance US and documents furnished to us by Shell and Shell Finance US without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Notes are issued as contemplated by the Registration Statement; (ii) the Trustee has been qualified to act as Trustee under the Indenture, (iii) the Trustee has duly executed and delivered the Indenture; (iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and (v) the board of directors of Shell, a duly constituted and acting committee thereof or any officers of Shell delegated such authority has taken all necessary corporate action to approve the issuance of the Guarantees, we are of the opinion that when the Notes are duly executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for Existing Notes in the manner contemplated by the Registration Statement, the Notes will constitute valid and binding obligations of Shell Finance US and the Guarantees will constitute valid and binding obligations of Shell (in each case, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

The statements under the section of the Registration Statement entitled “Material U.S. Federal Income Tax Considerations” constitute our opinion to the extent they describe the material U.S. Federal income tax consequences to U.S. holders (within the meaning of that section) of (i) the exchange of Existing Notes for the consideration specified in the Registration Statement and (ii) the ownership of the Notes.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of England and Wales or the Netherlands. With respect to all matters of English law, we note that you are being provided with the opinion, dated the date hereof, of Slaughter and May, English counsel to Shell.

We are aware that we are referred to under the heading “Validity of the Notes” in the prospectus forming a part of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Shell plc
Shell Centre
London, SE1 7NA
United Kingdom

Shell Finance US Inc.
150 N. Dairy Ashford
Houston, Texas 77079
United States of America

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ANNEX A

Notes
1. 2.500% Guaranteed Notes due 2026
2. 2.875% Guaranteed Notes due 2026
3. 2.375% Guaranteed Notes due 2029
4. 2.750% Guaranteed Notes due 2030
5. 4.125% Guaranteed Notes due 2035
6. 4.550% Guaranteed Notes due 2043
7. 4.375% Guaranteed Notes due 2045
8. 3.750% Guaranteed Notes due 2046
9. 4.000% Guaranteed Notes due 2046
10. 3.125% Guaranteed Notes due 2049
11. 3.250% Guaranteed Notes due 2050
12. 3.000% Guaranteed Notes due 2051

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